Exhibit 32.1

Certification Pursuant to Rule 13a-14(b) or Rule 15d-14(b)

Of the Securities and Exchange Act of 1934 and 18 U.S.C. Section 1350

In connection with the Quarterly Report of DynTek, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the quarter ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the Chief Executive Officer, hereby certifies pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities and Exchange Act of 1934 and 18 U.S.C. Section1350, that based on my knowledge:

(1)           the Report of the Company filed today pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), fully complies with the applicable requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 20, 2006	/s/ Casper Zublin, Jr.
Casper Zublin, Jr.
Chief Executive Officer